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                                                                   Exhibit 99.2

                             Centra Software, Inc.
                              430 Bedford Street
                        Lexington, Massachusetts 02420

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [date], 2002

The undersigned hereby constitutes and appoints Leon Navickas, Anthony J. Mark and Stephen A. Johnson, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of Centra Software, Inc. (the "Company") held of record by the undersigned at the close of business on [date], 2002, at the Special Meeting of Stockholders of the Company to be held on [date], 2002, at the offices of Foley, Hoag & Eliot LLP, 16th Floor, One Post Office Square, Boston, Massachusetts 02109, beginning at 10:00 a.m. local time, and at any and all adjournments thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A stockholder wishing to vote in accordance with the recommendation of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

       PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

__________________________________        _____________________________________

__________________________________        _____________________________________

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PLEASE MARK VOTES AS IN THIS EXAMPLE  [X]

Centra Software, Inc. 1. To approve and adopt the                  For Against Abstain
                         agreement and plan of merger and
                         reorganization, signed on                 [_]   [_]     [_]
                         January 16, 2002, among Centra
                         Software, Inc., SmartForce PLC,
                         and Atlantic Acquisition Corp., a
                         wholly owned subsidiary of
                         SmartForce.

                      2. To grant Centra management the            For Against Abstain
                         discretionary authority to adjourn
                         the special meeting to a date not         [_]   [_]     [_]
                         later than [date] in order to enable
                         the Centra board of directors to
                         solicit additional proxies in favor of
                         the merger.

RECORD DATE SHARES       ____________________________

Please be sure to sign and date this
 Proxy. Mark box at right if an address change or comments have been noted on the reverse side of this card. [_]

______________________     ____________________        ________________________
Shareholder sign here      Co-owner sign here          Date

DETACH CARD                                                         DETACH CARD

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                             Centra Software, Inc.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. The proposals which are discussed in detail in the enclosed proxy materials require your immediate attention and approval.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on [date], 2002.

Thank you in advance for your prompt consideration of this matter.

Sincerely,
Centra Software, Inc.